Exhibit 99.3

Consent of Director Nominee of Zevia PBC

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Zevia PBC and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to    such Registration Statement and any amendments or supplements thereto.

/s/ Philip H. O’Brien
Name: Philip Hunter O’Brien
Date: June 24, 2021